Exhibit 99.1

NEWS RELEASE

CONTACT:
Kim P. Boswood	1780 South Bellaire Street	Listed: AMEX
Investor Relations (ext.118)	Suite 100	Trading Symbol: AMV
kim@amvproperties.com	Denver, CO 80222	www.amvproperties.com
Fax: (303) 296-7353

AMERIVEST PROPERTIES SUSPENDS PAYMENT OF ITS FIRST QUARTER DIVIDEND

                DENVER, CO, March 9, 2005 — The Board of Directors of AmeriVest Properties Inc. (AMEX: AMV), the “Company,” a real estate investment trust (REIT) that focuses on serving small to medium size businesses, has suspended the payment of its common dividend for the first quarter of 2005.  In light of the Company’s ongoing review of strategic alternatives and current capital resources and requirements, the Board has determined that suspension of the dividend at this time will maximize the Company’s ability to complete a strategic transaction in a timely manner.  The Board intends to review and consider the resumption of a dividend on the Company’s common shares for the second quarter of 2005 or thereafter based on a number of factors, including the completion of a strategic transaction or other significant capital event, such as refinancing or asset sales, the Company’s financial results, capital resources and liquidity needs at that time and ongoing negotiations with the Company’s bank group.  The terms of any such transaction will directly affect the Board’s determination as to the amount of any future dividends; therefore it would be inappropriate to establish such amount at this time.

                In late November, the Board retained Bear Stearns to evaluate strategic alternatives, including a possible sale or recapitalization of all or a portion of the Company’s properties, the potential sale or merger of the Company, the identification of a strategic partner and other possible transactions designed to enhance shareholder value.  The Company is continuing to evaluate its alternatives and currently expects to complete that evaluation in the next few months.  The Company can give no assurance that it will be able to complete a transaction or, if a transaction is completed, that it will result in a resumption of the dividend in the second quarter  or thereafter at a rate that will be comparable to prior periods.

Company Information

AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small BusinessSM in Denver, Phoenix, Dallas, and Indianapolis through the acquisition, repositioning and operation of multi-tenant office buildings in those markets.  To receive AmeriVest’s latest news and information, visit our website at www.amvproperties.com.

In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws.  These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management’s beliefs and assumptions made by management.  While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control.  As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release.  In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest’s 2003 Annual Report on Form 10-KSB and from time to time in the Company’s filings with the Securities and Exchange Commission.